Exhibit 10.19F

Unity Biotechnology

3280 Bayshore Blvd., Suite 100

Brisbane, CA 94005

September 15, 2016

Mayo Foundation for Medical Education and Research 200 First Street SW

Rochester, MN 55905 Attn:  Daniel D. Estes

re:Addendum to Amendment 4 to Exclusive License Agreement

Dear Daniel:

As you know, Mayo Foundation for Medical Education and Research ("Mayo") and Unity Biotechnology, Inc. ("Unity") are parties to an Exclusive License Agreement ("Agreement"), effective as of June 28, 2013. Pursuant to Section 2.2 of the Agreement, Mayo granted to Unity an option to include within the licenses granted under the Agreement any "Additional Developments" (as defined in the Agreement) developed during the IP Capture Period (as defined in the Agreement). In connection with the grant of such option, Mayo further agreed to promptly notify Unity in writing of all Additional Inventions developed by Mayo personnel during the IP Capture Period and to provide Unity with a suitable description of such Additional Invention together with such other information as Unity may reasonably request for purposes of enabling Unity to assess its interest in such Additional Developments.

As requested by Mayo, Unity is providing this letter to confirm that it has received timely notice of the Additional Inventions listed in Appendix A hereto (each such additional Invention identified by Mayo's designated case number) and to provide a summary of which Additional Inventions it has elected to license, which it has declined to license and which Additional Inventions are still under consideration. Appendix A indicates with respect to each Additional Invention whether 1) Unity will be declining a license 2) Unity is exercising its option to a license, or 3) Unity would like to learn more about the Additional Invention from the Mayo innovators before deciding whether to exercise its option. Additionally, as requested by Mayo, Appendix A, also lists those patent applications that have been filed as of the current date for those Additional Inventions exercised under the option.

***Certain information contained herein has been omitted pursuant to Regulation S-K 601(b)(10).

Confidential treatment has been granted with respect to the omitted portions.

If Mayo is in agreement with the summary provided in Appendix A, we ask that you please so indicate by signing below and kindly returning a copy of this letter to me. A duplicate original is enclosed for your records. If you have any questions or comments, please do not hesitate to contact me at [***] or by e-mail at [***].  Thank you.

Sincerely,

/s/ Nathaniel E. David

Nathaniel E. David, Ph.D.

CEO

Unity Biotechnology, Inc.

Agreed and accepted:

Mayo Foundation for Medical Education and Research

/s/ Daniel D. Estes

Name: Daniel D. Estes

Title: Assistant Treasurer

Date: 9-23-2016

2

***Certain information contained herein has been omitted pursuant to Regulation S-K 601(b)(10).

Confidential treatment has been granted with respect to the omitted portions.

APPENDIX A

[***]

***Certain information contained herein has been omitted pursuant to Regulation S-K 601(b)(10).

Confidential treatment has been granted with respect to the omitted portions.